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                                                                   Exhibit 24




                            Power of Attorney

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned do hereby constitute and appoint ISAIAH HALIVNI the true and lawful attorney for each of the undersigned, and in their name, place and stead, as a director of AMPAL-AMERICAN ISRAEL CORPORATION to sign (i) a Registration Statement on Form S-8, registering 400,000 shares of Class A Stock, and (ii) a Registration Statement on Form S-8, registering 1,200,000 shares of Class A Stock (underlying 1,000,000 stock options and 200,000 purchase rights), and any and all amendments to either of the above registration statements, granting unto ISAIAH HALIVNI full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the above premises, as fully to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and confirming all ISAIAH HALIVNI may lawfully do or cause to be done by virtue hereof.

/s/Michael Arnon
---------------------------                    Date:  August 20, 1998
Michael Arnon

/s/Benzion Benbassat
---------------------------                    Date:  August 13, 1998
Benzion Benbassat

/s/Yaacov Elinav
---------------------------                    Date:  August 20, 1998
Yaacov Elinav

/s/Hillel Peled
---------------------------                    Date:  August 10, 1998
Hillel Peled

/s/Shimon Ravid
---------------------------                    Date:  August 13, 1998
Shimon Ravid


---------------------------                    Date:  August   , 1998
Michael W. Sonnenfeldt

/s/Daniel Steinmetz
---------------------------                    Date:  August 20, 1998
Daniel Steinmetz

/s/Raz Steinmetz
---------------------------                    Date:  August 13, 1998
Raz Steinmetz